UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 1, 2005
Date of earliest event reported	April 1, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Neiman Marcus Group, Inc. (the "Company") has entered into executive severance agreements with 11 senior executives (including Burton M. Tansky, President and Chief Executive Officer, Karen W. Katz, President and Chief Executive Officer, Neiman Marcus Stores, James E. Skinner, Senior Vice President and Chief Financial Officer, Brendan L. Hoffman, President and Chief Executive Officer, Neiman Marcus Direct, and James J. Gold, President and Chief Executive Officer, Bergdorf Goodman).

Under the terms of the executive severance agreements, each executive is entitled to a cash severance payment equal to two times (three times in the case of Mr. Tansky) his or her annual base salary and target bonus (or actual bonus for the year of termination under certain circumstances) as well as the continuation of certain benefits upon both (a) a change in control of the Company and (b) the termination of such executive's employment by the Company without cause within two years following a change in control of the Company (or prior to a change in control of the Company if done in anticipation of such change in control at the request of, or upon the initiative of, the buyer in such transaction (an "Anticipatory Termination")), or by the executive for good reason within two years following a change in control of the Company. In addition, in the event the foregoing conditions are met, the executive severance agreements provide for (i) a pro-rata annual bonus (at target levels) for the year of termination, (ii) outplacement benefits, (iii) accelerated vesting of benefits and enhanced years of service (two or three years) for purposes of eligibility and benefit accrual under the Company's retirement plans, including the Company's Supplemental Executive Retirement Plan, (iv) accelerated vesting of any outstanding equity awards held by such executive that are not otherwise accelerated pursuant to the terms under which such awards were granted, (v) continuing coverage under the Company's group heath and life insurance plans for two years (three years in the case of Mr. Tansky) and certain retiree medical coverage benefits and (vi) in the event of an Anticipatory Termination, an amount equal to the base salary from the date of termination through the date of the change-in-control transaction and any bonus for the most recently completed fiscal year if not previously paid due to the Anticipator Termination). The executive severance agreements further provide for the executive to be made whole for any parachute excise taxes that may be payable by such executive, except for under certain circumstances in which the agreements specify that the benefits payable to the executive will be reduced to eliminate such excise taxes. As an additional condition to an executive's receipt of the payments pursuant to the executive severance agreements, such executive must execute a general release in favor of the Company and agree to be bound by certain restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: April 1, 2005	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel